UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                          June 7, 2006

                                EVOLVE ONE, INC.

(Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

(State or Other Jurisdiction of Incorporation)

            0-26415                                                                                          13-3876100

                                  (Commission File Number)                                         (IRS Employer Identification No.)

5301 N. Federal Highway, Suite 120, Boca Raton, FL, 33487
(Address of Principal Executive Offices) (Zip Code)

                                                       (561) 989-9171

(Registrant’s Telephone Number, Including Area Code)

                                          Post Office Box 859, Tallevast, Florida 34270

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Evolve One has filed a Certificate of Amendment to its Certificate of Incorporation which effect a one for one hundred (1:100) reverse stock split of its issued and outstanding common stock..

The effective date of the reverse stock split will be after 5:00pm EST on June 28, 2006. The actions were approved by the company's Board of Directors by written consent in lieu of a special meeting dated May 25, 2006 and by the holders of a majority of its issued and outstanding capital stock by written consent in lieu of a special meeting dated May 25, 2006.

As a result of the reverse stock split, every one hundred (100) shares of the company's common stock outstanding on the effective date will be automatically combined into one (1) share. The company shareholders are not required to submit their stock certificates for new certificates in connection with the foregoing actions. The company's records with respect to the number of shares of common stock owned by each holder as a result of the reverse stock split will be automatically adjusted on the effectiveness. No cash will be paid or distributed as a result of the reverse stock split. Any fractional shares existing as a result of the reverse stock split shall be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the reverse stock split. On the effective date of the Amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the effective date of the Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.3          Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE ONE, INC.

By:

Alvin Siegel, CEO

DATED: June 7, 2006

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